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                                                                  EXHIBIT 4.2

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                            APPLIED MATERIALS, INC.



                                      and



                       HARRIS TRUST COMPANY OF CALIFORNIA



                                                         Trustee



                          FIRST SUPPLEMENTAL INDENTURE


                         Dated as of September 30, 1997


                                     -----


                          Supplementing the Indenture
                          Dated as of August 24, 1994
                      Between Applied Materials, Inc. and
                       Harris Trust Company of California
                                   as Trustee



                                     -----

                                Debt Securities

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        FIRST SUPPLEMENTAL INDENTURE, dated as of September 30, 1997, between
APPLIED MATERIALS, INC., a corporation duly organized and existing under the laws of Delaware (herein called the "Company"), having its principal office at 3050 Bowers Avenue, Santa Clara, California 95054-3299, and HARRIS TRUST COMPANY OF CALIFORNIA, a state trust company, duly organized and existing under the laws of California (herein called the "Trustee"), as Trustee under the Indenture referred to in the next paragraph.

                                    RECITALS

        The Company has heretofore executed and delivered to the Trustee an Indenture, dated as of August 24, 1994, providing for the issuance from time to time of its unsecured debentures, notes, or other evidences of indebtedness (herein and therein called the "Securities"), to be issued in one or more series as in the Indenture provided (such Indenture, the "Indenture"). All terms used in this First Supplemental Indenture which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

        Section 901(5) of the Indenture provides, among other things, that the Company, when authorized by a Board Resolution, and the Trustee, at any time and from time to time, may enter into an indenture supplemental to the Indenture for the purpose of adding, changing or eliminating any of the provisions of the Indenture, provided that any such addition, change or elimination shall not apply to any Security of any series created prior to the execution of such supplemental indenture and entitled to the benefit of such provisions.

        The Company desires and has requested the Trustee to join with it in the execution and delivery of this First Supplemental Indenture for the purpose of amending the Indenture in certain respects with respect to the Securities of any series created on or after the date hereof.

        The Company represents that all things necessary to make this First Supplemental Indenture a valid agreement of the Company, in accordance with its terms, have been done.

                                   AGREEMENT

        NOW, THEREFORE, THIS FIRST SUPPLEMENTAL INDENTURE WITNESSETH:

        For and in consideration of the premises and the purchase of the Securities by the Holders thereof, it is mutually agreed, for the equal and proportionate benefit of all Holders of the Securities or of series thereof issued after the date hereof as follows:

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                                   ARTICLE I

        SECTION 101. EVENTS OF DEFAULT. Section 501 of the Indenture is amended by:

        (a) deleting "$10,000,000" in the sixth line of subparagraph (5) and inserting $25,000,000" in lieu thereof; and

        (b) deleting "$10,000,000" in the second line of subparagraph (6) and inserting "$25,000,000" in lieu thereof.

        SECTION 102. LIMITATIONS ON LIENS. Section 1008 of the Indenture is amended by deleting "5%" in the second to last line of paragraph (b) thereof and inserting "10%" in lieu thereof.

        SECTION 103. RESTRICTIONS ON FUNDED DEBT OF RESTRICTED SUBSIDIARIES.
Section 1010 of the Indenture is deleted in its entirety, and replaced by the following: "Section 1010. Reserved."

        SECTION 104. REDEMPTION. Section 301 of the Indenture is amended by deleting the text in paragraph (7) in its entirety, and inserting the following:

        "the period or periods within which, the price or prices at which and the terms and conditions upon which securities of the series may be redeemed, in whole or in part, at the option of the Company and/or repaid, in whole or in part, at the option of the Holders;"

                                   ARTICLE II

        SECTION 201. EFFECTIVE DATE. Notwithstanding anything in this instrument to the contrary, no change, addition or elimination in the Indenture provided for herein shall be effective as to any Security of any series created prior to the date hereof and any change, addition or elimination in the Indenture provided for herein shall only be effective as to Securities of series created on or after the date hereof.

        SECTION 202. INDENTURE. Except as expressly supplemented and amended hereby, the Indenture shall continue in full force and effect in accordance with the provisions thereof, and the Indenture, as supplemented and amended hereby, is in all respects ratified and confirmed. This First Supplemental Indenture and all its provisions shall be deemed a part of the Indenture in the manner and to the extent herein and therein provided.

        SECTION 203. COUNTERPARTS. This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

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         IN WITNESS WHEREOF, the parties hereto have caused this First
Supplemental Indenture to be duly executed and attested, all as of the day and year first above written.

                                        APPLIED MATERIALS, INC.


                                        By: /s/ NANCY H. HANDEL
                                           ------------------------------------
                                           Name: Nancy H. Handel
                                           Title: Vice President Global Finance
                                                  and Treasurer


Attest:
 /s/ BARRY QUAN
------------------------------------
Name:  Barry Quan
Title: Senior Director, Legal Affairs

                                        HARRIS TRUST COMPANY OF
                                        CALIFORNIA


                                        By: /s/ ESTHER CERVANTES
                                           ----------------------------------
                                           Name: Esther Cervantes
                                           Title: Assistant Vice President

Attest: /s/ JOHN A. CASTELLANOS
-----------------------------------
Name: John A. Castellanos
Title: Assistant Vice President


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STATE OF CALIFORNIA    )
COUNTY OF SANTA CLARA  )  ss.

        On the 30th day of September, 1997, before me, a Notary Public in and for said County and State, personally appeared Nancy H. Handel, known to be the Vice President Global Finance and Treasurer of Applied Materials, Inc., one of the corporations described in and which executed the foregoing instrument, and known to me to be the person who executed the within instrument on behalf of Applied Materials, Inc.; and she acknowledged to me that Applied Materials, Inc. executed the within instrument pursuant to its bylaws or a resolution of its Board of Directors.



                                Witness my hand and official seal.


                                Notary Public in and for said County and State
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STATE OF CALIFORNIA             )
COUNTY OF LOS ANGELES           )  ss.

        On the 29th day of September, 1997, before me, a Notary Public in and for said County and State, personally appeared Esther Cervantes, known to me to be the Assistant Vice President of Harris Trust Company of California, one of the corporations described in and which executed the foregoing instrument, and known to me to be the person who executed the within instrument on behalf of Harris Trust Company of California; and that she acknowledged to me that Harris Trust Company of California executed the within instrument pursuant to its bylaws or a resolution of its board of directors.




                               Witness my hand and official seal.



                               Notary Public in and for said County and State.